Exhibit 99.1

FOR IMMEDIATE RELEASE

Progress Completes Acquisition of ShareFile

ShareFile’s AI-powered, document-centric collaboration platform expands Progress’ industry-leading product portfolio and marks a major milestone in the company’s Total Growth Strategy

Burlington, Mass., October 31, 2024—Progress (Nasdaq: PRGS), the trusted provider of AI-powered infrastructure software, today announced the completion of the acquisition of ShareFile, a business unit of Cloud Software Group, Inc., providing a SaaS-native, AI-powered, document-centric collaboration platform, focusing on industry segments including business and professional services, financial services, industrial and healthcare.

“This acquisition marks the latest major milestone in Progress’ Total Growth Strategy, which is built on three pillars: Invest and Innovate, Acquire and Integrate and Drive Customer Success. The addition of ShareFile significantly enhances our product capabilities, benefiting our customers and meaningfully expanding the customer base we serve,” said Yogesh Gupta, CEO of Progress. “We are thrilled to welcome ShareFile customers and employees to the Progress community and look forward to a bright future with ShareFile now part of Progress."

Progress products help organizations to develop, deploy and manage responsible AI-powered applications and experiences. ShareFile fits strategically with Progress’ Digital Experience portfolio to enable customers to deliver more efficient and effective client and team collaboration, while simplifying the sharing of documents and prioritizing security.

As previously announced, Progress acquired ShareFile for a purchase price of $875 million, funded with a combination of cash and Progress’ existing revolving credit facility. ShareFile is expected to add more than $240M in annual revenue and more than 86,000 customers to Progress.

About Progress

Progress (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible AI-powered applications and experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include: uncertainties as to the effects of disruption from the acquisition of ShareFile (i.e., making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities); other business effects, including the effects of industry, economic or political conditions outside of Progress’ or ShareFile’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether ShareFile’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Press Inquiries:	Investor Relations:
Erica McShane	Mike Micciche
VP, Corporate Communications	SVP, Investor Relations
Progress Software	Progress Software
+1 781-280-4000	+1 781-280-4000
pr@progress.com	Investor-relations@progress.com